                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

|X|      Preliminary Information Statement
|_|      Confidential, for Use of the Commission Only (as permitted by Rule
            14c-5(d)(2))
|_|      Definitive Information Statement

                         COMMISSION FILE NUMBER: 0-29625

                               SUMMUS, INC. (USA)
                 -----------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  FLORIDA                                    65-0185306
      (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

    434 FAYETTEVILLE STREET, SUITE 600                     (919) 807-5600
             RALEIGH, NC 27601                       (ISSUER'S TELEPHONE NUMBER,
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               INCLUDING AREA CODE)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        (1)  Title of each class of securities to which transaction applies:
        (2)  Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule ( 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:
        (2)  Form, Schedule or Registration Statement No.:
        (3)  Filing Party:
        (4)  Date Filed:

                                                                PRELIMINARY COPY


                               SUMMUS, INC. (USA)
                       434 FAYETTEVILLE STREET, SUITE 600
                                RALEIGH, NC 27601

                                   ----------

                              INFORMATION STATEMENT

                                   ----------

      This information statement is circulated to holders of the common stock, par value $.001, of Summus, Inc. (USA) to advise them of certain actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of our common stock. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


      The matters upon which action is being taken are:

        Item 1: The approval of a reverse stock split in an amount which the Board of Directors deems appropriate, in its sole discretion, in the range of 1-for-5 to 1-for-15; and

        Item 2: The approval of the reincorporation of Summus, Inc. (USA) as a Delaware corporation by merging Summus, Inc. (USA), a Florida corporation, with and into Summus, Inc., a Delaware corporation and a wholly-owned subsidiary of Summus, Inc. (USA), formed in order to effect such reincorporation.

      Each of the actions is discussed in more detail below.

                               GENERAL INFORMATION

      Our board has unanimously approved, and shareholders holding 61,015,550 shares of our common stock (representing approximately 50.7% of our outstanding common stock) as of December 21, 2004, have consented in writing to, the matters described herein. That approval and consent are sufficient under the Florida Business Corporation Act, our bylaws and our articles of incorporation to approve such matters. Accordingly, these matters will not be submitted to our other shareholders for a vote and this information statement is being furnished to you solely to provide you with information concerning these matters in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C. You are not entitled to dissenter's rights of appraisal in connection with the actions being taken by us.

      Under certain rules of the Securities and Exchange Commission ( the "SEC"), the written consents of our shareholders as to the matters described herein may not take effect until 20 days after the mailing of this information statement have elapsed.

      None of the directors has informed us that he intends to oppose any action to be taken by Summus. No proposals have been received from any of our shareholders.

      Our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, have been timely filed with the SEC and may be viewed on the SEC's web site at www.sec.gov and on our web site at www.summus.com. We are presently "current" in the filing of all reports that are required to be filed by us.

      This information statement is dated January __, 2005 and is being first sent or given to security holders on approximately January __, 2005.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of January 10, 2005, certain information regarding beneficial ownership of our common stock by: (i) each of our directors, (ii) each Named Executive Officer, as such term is defined in the regulations of the SEC, (ii) all directors and executive officers as a group; and (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of our common stock. As of January 10, 2005, we had 120,379,744 shares of common stock issued and outstanding. Each share of common stock entitles its holder to one vote. As of January 10, 2005, we also had 2,407 shares of Series A convertible preferred stock issued and outstanding. The shares of the Series A convertible preferred stock are non-voting, except in certain instances under Florida law.

        Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of January 10, 2005, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. The persons and entities named in the table have sole voting power and sole investment power of the shares reflected by their names, except as otherwise noted.

        Unless otherwise specified, the address for each beneficial owner is c/o Summus, Inc. (USA), 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601.

   NAME AND ADDRESS OF BENEFICIAL                                        PERCENT OF SHARES OF COMMON
              OWNER(1)                  SHARES OWNED BENEFICIALLY             STOCK OUTSTANDING
              --------                  -------------------------             -----------------
          Stephen M. Finn                            866,645(2)                        *
          Neil R. Guenther                         2,484,557(3)                      2.03%
         Scott W. Hamilton                            60,408(4)                        *
          J. Winder Hughes                         6,989,078(5)                      5.73%
            Gary E. Ban                            1,559,674(6)                      1.28%
           Andrew L. Fox                             918,013(7)                        *
          Donald T. Locke                            923,949(8)                        *
    JDS Capital Management, LLC                   21,964,500(9)                      17.70%
         Empire Capital, LP                       17,123,000(10)                     14.02%
         Donald D. Hammett                         9,408,629(11)                     7.61%
          John A. Williams                         6,857,200(12)                     5.60%

     All Executive Officers and
           Directors as a                         13,802,324(14)                     10.78%
       Group (7 persons)(13)

------------------
* Represents beneficial ownership of less than one percent (1%) of common stock.


(1) Based upon information supplied by officers and directors and filings under Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

(2) Includes (i) 312,500 shares of common stock underlying warrants that are exercisable within 60 days of January 10, 2005 and (ii) 179,145 shares of common stock underlying stock options that are exercisable within 60 days of January 10, 2005.

(3) Includes (i) 40,000 shares of common stock held in the names of Dr. Guenther's children, (ii) 1,409,924, shares of common stock underlying warrants and 112,671 shares of common stock underlying stock options that are exercisable within 60 days of January 10, 2005, and (iii) 80,000 shares of common stock underlying warrants held in the names of Dr. Guenther's children that are exercisable within 60 days of January 10, 2005.

(4)     Includes (i) 9,708 shares of common stock underlying warrants and
        (ii) 50,700 shares of common stock underlying stock options that are exercisable within 60 days of January 10, 2005.

(5) Includes (i) 5,444,233 shares of common stock held by The Focus Fund L.P., of which Mr. Hughes is the managing partner, (ii) 1,450,000 shares of common stock underlying warrants (750,000 of which are held in the name of The Focus Fund L.P.), that are exercisable within 60 days of January 10, 2005, and (iii) 194,845 shares of common stock underlying options that are exercisable within 60 days of January 10, 2005. Mr. Hughes disclaims beneficial ownership of all shares of common stock and warrants held in the name of The Focus Fund L.P.

(6) Includes 1,040,304 shares of common stock underlying stock options and 12,546 shares of common stock underlying warrants that are exercisable within 60 days of January 10, 2005.

(7) Includes 912,677 shares of common stock underlying stock options that are exercisable within 60 days of January 10, 2005.

(8)     Includes (i) 406,000 shares of common stock underlying stock options and
        (ii) 333,333 shares of common stock underlying warrants that are exercisable within 60 days of January 10, 2005.

(9) Includes 3,750,000, shares of common stock underlying warrants that are exercisable within 60 days of January 10, 2005.

(10) Includes 1,750,000, shares of common stock underlying warrants that are exercisable within 60 days of January 10, 2005.

(11) Includes 3,214,286, shares of common stock underlying warrants that are exercisable within 60 days of June 10, 2005.

(12) Includes 2,000,000, shares of common stock underlying warrants that are exercisable within 60 days of January 10, 2005.

(13) Includes shares beneficially owned by all current directors and executive officers.

(14) Includes 2,896,342 shares of common stock underlying stock options and 3,608,011 shares underlying warrants that are exercisable within 60 days of January 10, 2005.

                                     ITEM 1

                   AUTHORIZATION FOR THE BOARD OF DIRECTORS TO
            AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT

GENERAL

        The Board of Directors has unanimously adopted resolutions and a majority of our shareholders have approved such resolutions providing for a recapitalization to which the issued and outstanding shares of our common stock are to be reverse split, in the range of 1-for-5 to 1-for 15 at the sole discretion of our Board of Directors. The Board of Directors may subsequently effect, in its sole discretion, the reverse stock split based upon any of the following ratios: one-for-five (5); one-for-six; one-for-seven (7); one-for-eight (8); one-for-nine (9); one-for-ten (10); one-for-eleven (11); one-for-twelve (12); one-for-thirteen (13); one-for-fourteen (14); or one-for-fifteen (15). Approval of this proposal by our shareholders gives the Board of Directors authority to implement the reverse stock split at any time prior to March 31, 2005. In addition, the Board of Directors may determine, in its sole discretion, to abandon the reverse stock split without further action by our shareholders.

BACKGROUND

        Our management and board of directors believes that the reverse split is in the best interests of Summus by reducing the number of shares we have on the public market for our common stock. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock, but also its trading liquidity. In addition, these perceptions may affect our ability to raise additional capital through the sale of stock or the cost of debt we may incur. The reverse split will also make available a substantial number of additional authorized, but unissued shares of common stock which we believe will provide increased flexibility in structuring possible future financing, in taking advantage of future business opportunities such as acquisitions, and in meeting corporate needs as they arise, all without the delay and expense of calling a meeting of our shareholders to authorize an increase in authorized capital.

        We hope that the decrease in the number of shares of our outstanding common stock resulting from the reverse split, and the anticipated increase in the price per share, will encourage greater interest in the common stock among members of the financial community. However, the possibility exists that shareholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse split is effected, particularly if the price per share of the common stock begins a declining trend after the reverse split is effected.

        The Board of Directors believes that the share price of our common stock is a factor in whether our common stock meets investing guidelines for certain institutional investors and investment funds. Also, the Board of Directors believes that our shareholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of our common stock.

        We are not aware of any present efforts by anyone to accumulate the common stock, and the proposed reverse split is not intended to be an anti-takeover device. The Board of Directors did not seek authority to implement a reverse stock split in anticipation of any future transaction or series of transactions, including any "going private" transaction.

        Currently, our common stock is listed on the OTC Bulletin Board, which is viewed by most investors as a less desirable and less liquid marketplace. A reverse stock split may give Summus the opportunity to attempt a listing on a higher quality exchange, but there can be no assurance that the reverse split will help Summus achieve this desired result.

        The Board of Directors believes that the shareholder approval of multiple potential exchange ratios, as opposed to a single exchange ratio, provides the Board of Directors with the flexibility to achieve the desired results of the reverse stock split. The reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the shareholders at that time. In connection with any determination to effect a reverse stock split, the Board of Directors, with the advice of its experts, will set the timing for such a split and select the specific ratio from among the ratios set forth herein. No further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the Board of Directors does not implement the reverse stock split prior to March 31, 2005, the authority granted to the Board of Directors to implement the reverse stock split on these terms will terminate. The Board of Directors reserves its right to abandon the reverse stock split if it determines, in its sole discretion, that it is no longer in the best interests of our shareholders.

        There can be no assurance that the reverse split will achieve any of the desired results. There also can be no assurance that the price per share of the common stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase will be sustained for any period of time.

MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

        The reverse stock split will be effected simultaneously for all of our common stock, and the ratio will be the same for all of our common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholders' percentage ownership interests in Summus.

        The principal effects of the reverse stock split include the following:

        o The number of shares of our common stock issued and outstanding will be reduced from approximately 120.4 million shares as of January __, 2004, to a range of approximately 24.08 million to
                8.03 million shares issued and outstanding, depending on the reverse stock split ratio determined by the Board of Directors.

        o Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options to purchase shares of our common stock under our Amended and Restated 2000 Stock Option Plan, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split.

        o The number of shares reserved for issuance under the Amended and Restated 2000 Stock Option Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

        o Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such warrants upon exercise immediately preceding the reverse stock split.

      In addition, the reverse stock split will increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

EFFECT ON FRACTIONAL SHAREHOLDERS

        You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, fractional shares shall be rounded up to the next whole share. We currently have approximately 593 record holders of our common stock. We do not expect the reverse stock split to have a material effect on the number of our record holders of common stock.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

        Upon the reverse stock split, we intend to treat shareholders holding our common stock in "street name", through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in "street name". However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

EFFECT ON REGISTERED CERTIFICATED SHARES

        If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Interwest Transfer Company, Inc., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. No new shares will be issued to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Shareholders will not have to pay any service charges in connection with the exchange of their certificates. SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.


PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

        If the Board of Directors decides to implement the reverse stock split at any time prior to March 31, 2005, we will promptly file Articles of Amendment with the Secretary of State of the State of Florida to amend our existing Amended and Restated Articles of Incorporation. The reverse stock split will become effective on the date of filing the Articles of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Articles of Amendment is set forth in Appendix A to this information statement. The text of the Articles of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Florida and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

        Implementation of the reverse stock split entails various risks and uncertainties, including the following:

        o There can be no assurance that the market price per share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of Summus common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.

        o If the reverse stock split is effected and the market price of Summus common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

        o There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

        o The liquidity of Summus common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

AUTHORIZED SHARES

        The reverse stock split would affect all issued and outstanding shares of our common stock and outstanding rights to acquire our common stock. The number of authorized shares of Summus common stock will not be affected by the reverse stock split. Upon the effectiveness of the reverse stock split, the number of authorized shares of our common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. We currently have 185,000,000 shares of authorized common stock. Out of these authorized shares of common stock:

                o 120,379,744 shares are issued and outstanding as of January __ , 2005;
                o 169,031 are reserved for the conversion of Summus' Series A Convertible Preferred Stock;
                o 15,000,000 shares are reserved for the granting of stock options (of which 8,089,285 are currently granted);
                o 47,485,293 shares are reserved for the exercise of warrants; and
                o up to 5,588,236 shares are reserved for the conversion of the Company's 12% Senior Notes. If Summus pays off the 12% Senior Notes prior to their maturity on May 15, 2005, this reservation of shares will be extinguished.

        We will continue to have 5,000,000 authorized shares of preferred stock, of which 2,407 shares are currently issued as Summus' Series A Convertible Preferred Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. The exercise of stock options and warrants that have been granted or may be granted in the future will increase the number of issued and outstanding shares of Summus' common stock. In addition, if we were to issue any additional shares in connection with any future financing, acquisition or other type of transaction, the ownership interest of holders of our common stock will be diluted.

        The following table sets forth information regarding our current and anticipated number of authorized shares and issued and outstanding shares of our common stock following implementation of a reverse stock split at the proposed ratios.

                                                                           NUMBER OF
                                                       NUMBER OF SHARES     SHARES OF       NUMBER OF SHARES
                                NUMBER OF SHARES       OF COMMON STOCK    COMMON STOCK      OF COMMON STOCK
                                 OF COMMON STOCK          ISSUED AND      RESERVED FOR       AVAILABLE FOR
                                    AUTHORIZED           OUTSTANDING        ISSUANCE            ISSUANCE
                                    ----------           -----------        --------            --------
As of January __, 2005              185,000,000          120,379,744       68,242,560          (3,622,304)

After Reverse Stock Split
   at the Following
   Proposed Ratios:

      one-for-five                  185,000,000           24,075,949       13,648,512          147,275,539
      one-for-six                   185,000,000           20,063,291       11,373,760          153,562,949
      one-for-seven                 185,000,000           17,197,107        9,748,938          158,053,955
      one-for-eight                 185,000,000           15,047,468        8,530,320          161,422,212
      one-for-nine                  185,000,000           13,375,528        7,582,251          164,042,221
      one-for-ten                   185,000,000           12,037,975        6,824,256          166,137,769
      one-for-eleven                185,000,000           10,943,614        6,203,870          167,852,516
      one-for-twelve                185,000,000           10,031,646        5,868,880          169,099,474
      one-for-thirteen              185,000,000            9,259,981        5,249,428          170,490,591
      one-for-fourteen              185,000,000            8,598,554        4,874,469          171,526,977
      one-for-fifteen               185,000,000            8,025,317        4,549,504          172,425,179

ACCOUNTING MATTERS

        The reverse stock split will not affect the par value of the Summus common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to Summus' common stock on its balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Summus' common stock will be restated because there will be fewer shares of Summus' common stock outstanding.


POTENTIAL ANTI-TAKEOVER EFFECT

        Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of Summus with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of Summus. Other than the reverse stock split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Summus.


NO APPRAISAL RIGHTS

        Under the Florida Business Corporation Act, our shareholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide shareholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

        No gain or loss should be recognized by a shareholder upon such shareholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the shareholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The shareholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

        The tax treatment of each shareholder may vary depending upon the particular facts and circumstances of such shareholder. EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

                                     ITEM 2

                   AUTHORIZATION FOR THE BOARD OF DIRECTORS TO
           REINCORPORATE SUMMUS, INC. (USA) INTO THE STATE OF DELAWARE

SUMMARY OF THE PRINCIPAL TERMS OF THE REINCORPORATION

        This summary describes the most material terms of the Reincorporation:

o Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached to this Information Statement as Appendix B, between Summus, Inc. (USA), a Florida corporation ("Summus-Florida") and Summus, Inc,. a Delaware corporation, ("Summus-Delaware"), Summus-Florida will be merged with and into Summus-Delaware (the "Merger"). See "Principal Features of the Reincorporation."

o As a result of the Merger: (i) Summus-Florida will cease to exist and Summus-Delaware, as the surviving corporation in the Merger, will assume all of the assets, liabilities, rights and obligations of Summus-Florida and operate under the name "Summus, Inc.; (ii) the shares of Summus-Florida's common stock, $.001 par value per share (the "Summus-Florida Common Stock"), and preferred stock, $.001 par value per share (the "Summus-Florida Preferred Stock"), will automatically be converted, on a one-for-one basis, into substantially similar securities of Summus-Delaware; and (iii) all rights to acquire shares of Summus-Florida Common Stock under or pursuant to options, warrants or contractual rights which are outstanding on the effective date of the Merger will automatically be converted into a like number of options, warrants and rights to purchase shares of Summus-Delaware's common stock, $.001 par value per share ("Summus-Delaware Common Stock"). See "Principal Features of the Reincorporation."

o Upon consummation of the Reincorporation, you will no longer have any rights as a shareholder of Summus-Florida. Instead, you will have rights as a shareholder of Summus-Delaware. Those rights will be determined by Delaware law and Summus-Delaware's Certificate of Incorporation and Bylaws. See "Significant Changes to Summus-Florida's Charter and Bylaws to be Implemented by the Reincorporation" and "Comparison of Certain Laws of Florida and Delaware."

o The directors and officers of Summus-Florida immediately prior to the Merger will serve as the directors and officers of Summus-Delaware immediately following the Merger, until further action with respect to directors and officers is taken in accordance with Delaware law and Summus-Delaware's Certificate of Incorporation (the "Summus-Delaware Certificate") and Bylaws (the "Summus-Delaware Bylaws"). See "Principal Features of the Reincorporation."

o If the Board of Directors does not implement the Reincorporation prior to March 31, 2005, the authority granted to the Board of Directors to implement the Reincorporation on these terms will terminate. The Board of Directors reserves its right to abandon the Reincorporation if it determines, in its sole discretion, that it is no longer in the best interests of our shareholders.

        The Board of Directors believes that the best interests of Summus-Florida and its shareholders will be served by changing Summus-Florida's state of incorporation from Florida to Delaware.

PRINCIPAL REASON FOR THE REINCORPORATION

        The Board of Directors believes that the Reincorporation will give Summus-Florida a greater measure of flexibility and simplicity in corporate governance than is available under Florida law. The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws, which are periodically revised, to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that proposed by Summus-Florida. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to Summus-Florida's corporate legal affairs. For these reasons, the Board of Directors believes that Summus-Florida's business and affairs can be conducted to better advantage if Summus-Florida is able to operate under Delaware law. See "Comparison of Certain Laws of Florida and Delaware."

PRINCIPAL FEATURES OF THE REINCORPORATION

THE MERGER

        Pursuant to the Merger Agreement, (i) Summus-Florida will merge with and into Summus-Delaware and its separate legal existence will cease, (ii) Summus-Delaware shall continue as the surviving corporation and shall succeed to all of the rights, assets, liabilities, and obligations of Summus-Florida, (iii) the shareholders of Summus-Florida will automatically become the shareholders of Summus-Delaware, and (iv) all of the officers and directors of Summus-Florida will become officers and directors of Summus-Delaware.

        The Reincorporation will become effective upon the filing of the requisite merger documents in Delaware and Florida (which filings will occur on the effective date of the Merger or as soon as practicable thereafter). Approval of this proposal by the shareholders of Summus-Florida gives the Board of Directors of Summus-Florida the authority to implement the Reincorporation at any time prior to March 31, 2005. Notwithstanding the foregoing, pursuant to the terms of the Merger Agreement, the Merger may be abandoned at any time prior to the effective date with the approval of the Board of Directors and the board of directors of Summus-Delaware (the "Summus-Delaware Board of Directors"). In addition, the Board of Directors may amend the Merger Agreement at any time prior to the effective date provided that such amendment may not (i) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Summus-Florida Common Stock or Summus-Florida Preferred Stock, (ii) alter or change any term of the Summus-Delaware Certificate, or (iii) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would have a materially adverse affect on the holders of the Summus-Florida Common Stock or Summus-Florida Preferred Stock.

        The foregoing description of the Merger Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement, which is filed as Appendix B hereto and is incorporated herein by reference.

CHANGING THE CORPORATE NAME FROM SUMMUS, INC. (USA) TO SUMMUS, INC.

        The Board of Directors will adopt Summus-Delaware's name as part of the Reincorporation.

SUMMUS-DELAWARE

        Prior to the Merger, Summus-Delaware will not have conducted any substantive business operations. Upon the consummation of the transactions contemplated by the Merger Agreement, Summus-Delaware will conduct the operations of Summus-Florida. Summus-Delaware will be governed by Delaware law, the Summus-Delaware Certificate and the Summus-Delaware Bylaws. The Summus-Delaware Certificate and the Summus-Delaware Bylaws are attached hereto as Appendix C and Appendix D, respectively, and are incorporated herein by reference.

OFFICERS AND DIRECTORS

         Upon the effective date of the Merger, the present executive officers and directors of Summus-Florida will continue to be the executive officers and directors of Summus-Delaware. This will result in the following persons holding the positions indicated below in Summus-Delaware until Summus-Delaware's next annual meeting or until their respective successors are elected and qualified:

---------------------------------- ----------------------------------
              NAME                               TITLE
---------------------------------- ----------------------------------

Gary E. Ban                        Chief Executive Officer and
                                   Director

Donald T. Locke                    Chief Financial Officer and
                                   General Counsel

Andrew L. Fox                      Executive Vice-President - Sales
                                   and Business Development

Stephen M. Finn                    Director

Neil R. Guenther, M.D.             Director

Scott W. Hamilton                  Director

J. Winder Hughes                   Director
---------------------------------- ----------------------------------

CAPITALIZATION

        Summus-Florida is authorized to issue 185,000,000 shares of Summus-Florida Common Stock and 5,000,000 shares of Summus-Florida Preferred Stock. As of January __, 2005, there were (i) 120,379,744 shares of Summus-Florida Common Stock issued and outstanding, (ii) 2,407 shares of Summus-Florida Series A Convertible Preferred Stock (convertible into 169,030 shares of Summus-Florida Common Stock) issued and outstanding, (iii) options issued to purchase 8,089,285 shares of Summus-Florida Common Stock, (iv) warrants issued to purchase 47,485,293 shares of Summus-Florida Common Stock, and (v) up to 5,588,236 shares of Summus-Florida Common Stock reserved for the conversion of the Company's 12% Senior Notes. If Summus pays off the 12% Senior Notes prior to their maturity on May 15, 2005, this reservation of shares will be extinguished. All of the number of shares of Summus-Florida Common Stock identified in this paragraph shall be adjusted to reflect the reverse stock split as described in Item 1 of this Information Statement. It is the intention of the Board of Directors to effect the reverse stock split as set forth in Item 1 of this Information Statement prior to reincorporating into the State of Delaware as identified in this Item 2 of this Information Statement.

        Summus-Delaware is authorized to issue 185,000,000 shares of Summus-Delaware Common Stock, and 5,000,000 shares of preferred stock, $.001 par value per share ("Summus-Delaware Preferred Stock"). Immediately after the Merger (assuming that prior to the effective date of the Merger Summus-Florida has not issued any additional shares of Summus-Florida Common Stock or Summus-Florida Preferred Stock), there will be (i) 120,379,744 shares of Summus-Delaware Common Stock issued and outstanding, (ii) 2,407 shares of Summus-Delaware Series A Convertible Preferred Stock (convertible into 169,030 shares of Summus-Florida Common Stock) issued and outstanding, (iii) options issued to purchase 8,089,285 shares of Summus-Delaware Common Stock, (iv) warrants issued to purchase 47,485,293 shares of Summus-Delaware Common Stock, and (v) up to 5,588,236 shares of Summus-Delaware Common Stock reserved for the conversion of the Company's 12% Senior Notes. If Summus pays off the 12% Senior Notes prior to their maturity on May 15, 2005, this reservation of shares will be extinguished. All of the number of shares of Summus-Delaware Common Stock identified in this paragraph shall be adjusted to reflect the reverse stock split as described in Item 1 of this Information Statement.

CONVERSION AND EXCHANGE OF SHARES

        The shares of Summus-Florida Common Stock and Summus-Florida Preferred Stock will automatically be converted, on a one-for-one basis, into like securities of Summus-Delaware. The conversion will occur as follows: (i) all of the Summus-Florida Common Stock will convert, on a one-for-one basis, into shares of Summus-Delaware Common Stock and each share certificate that represented a share of Summus-Florida Common Stock immediately prior to the effective date of the Merger will thereafter be deemed to represent one share of Summus-Delaware Common Stock without any action on the part of the holder; (ii) all of the Summus-Florida Preferred Stock will be converted, on a one-for-one basis, into shares of the corresponding series of shares of Summus-Delaware Preferred Stock and each share certificate that represented a share of such series of Summus-Florida Preferred Stock immediately prior to the effective date of the Merger will thereafter be deemed to represent one share of the same series of Summus-Delaware Preferred Stock without any action on the part of the holder; and (iii) all rights to acquire shares of Summus-Florida Common Stock under or pursuant to options, warrants or contractual rights which are outstanding on the effective date of the Merger will automatically be converted into a like number of options, warrants and rights to purchase shares of Summus-Delaware Common Stock, with like exercise or conversion rights, without any action on the part of the holder.

        If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Interwest Transfer Company, Inc., as soon as practicable after the effective date of the Reincorporation. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your Summus-Florida shares to the transfer agent. No new shares will be issued to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Shareholders will not have to pay any service charges in connection with the exchange of their certificates. This exchange of shares will occur after the effectiveness of both the reverse stock split as identified in
Item 1 of this Information Statement and the Reincorporation as described in this Item 2 of the Information Statement, unless the Board of Directors decides in its sole discretion to abandon either the reverse stock split, the Reincorporation or both, in its sole discretion. SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

RIGHTS OF THE SHAREHOLDERS

        Subject to the differences in the laws of Delaware and Florida, the rights of Summus-Florida's shareholders with respect to the particular class or series of securities held by such shareholder will remain the same following the Reincorporation and will entitle the holder thereof to voting rights, dividend rights and liquidation rights equivalent to the rights attached to the respective class or series of securities prior to the effective time of the Merger (except as provided below - See "Significant Changes to Summus-Florida's Charter and Bylaws to be Implemented by the Reincorporation" and "Comparison of Certain Laws of Florida and Delaware").

TRADING OF DELAWARE COMMON STOCK

        After the Reincorporation, those persons who were formerly shareholders of Summus-Florida may continue to make sales or transfers using their Summus-Florida stock certificates. Summus-Delaware will issue new certificates representing shares of Summus-Delaware Common Stock for transfers occurring after the effective date of the Merger.

        Shareholders whose shares of Summus-Florida were freely tradable before the Reincorporation will own shares of Summus-Delaware which are freely tradable after the Reincorporation. Similarly, any shareholders holding securities with transfer restrictions before the Reincorporation will hold shares of Summus-Delaware which have the same transfer restrictions after the Reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, shares issued pursuant to the Reincorporation will be deemed to have been acquired on the date the holder thereof originally acquired their shares in Summus-Florida.

        After the Reincorporation, Summus-Delaware will continue to be a publicly held corporation, with its common stock listed for trading on the OTC Bulletin Board under the symbol "SUMU". Summus-Delaware will also file with the Securities and Exchange Commission and provide to its shareholders the same types of information that Summus-Florida has previously filed and provided.

SIGNIFICANT CHANGES TO SUMMUS-FLORIDA'S CHARTER AND BYLAWS TO BE IMPLEMENTED BY THE REINCORPORATION

SPECIAL MEETINGS OF SHAREHOLDERS

        Under the Florida Business Corporation Act (the "FBCA"), a special meeting of shareholders may be called by the board of directors or by the holders of at least 10% of the shares entitled to vote at the meeting or by such other persons or groups as may be authorized in the articles of incorporation or the bylaws of the Florida corporation. Under the Delaware General Corporation Law (the DGCL"), a special meeting may be called by the board of directors and only such other persons as are authorized by the certificate of incorporation or the bylaws of the Delaware corporation. The Summus-Delaware Bylaws, unlike the Summus-Florida's Bylaws, provides that a special meeting of shareholders may be called only by a majority of the Summus-Delaware Board of Directors or by a committee of the Summus-Delaware Board of Directors, which has been duly delegated such authority by the Delaware Board of Directors and by no other person.

LIMITATION OF LIABILITY

        The Summus-Delaware Certificate contains a provision limiting or eliminating, with certain exceptions, the liability of directors to Summus-Delaware and its shareholders for monetary damages for breach of their fiduciary duties. The Board of Directors believes that the provision set forth in the Summus-Delaware Certificate will better enable Summus-Delaware to attract and retain, as directors, responsible individuals with the experience and background required to direct Summus-Delaware's business and affairs.

        It has become increasingly difficult for corporations to obtain adequate liability insurance to protect directors from personal losses resulting from suits or other proceedings involving them by reason of their service as directors. Such insurance is considered a standard condition of directors' engagement. However, coverage under such insurance is no longer routinely offered by insurers and many traditional insurance carriers have withdrawn from the market. To the extent such insurance is available, the scope of coverage is often restricted, the dollar limits of coverage are substantially reduced and the premiums have risen dramatically. At the same time, directors have been subject to substantial monetary damage awards in recent years. Traditionally, courts have not held directors to be insurers against losses a corporation may suffer as a consequence of directors' good faith exercise of business judgment, even if, in retrospect, the directors' decision was an unfortunate one. In the past, directors have had broad discretion to make decisions on behalf of the corporation under the "business judgment rule." The business judgment rule offers protection to directors who, after reasonable investigation, adopt a course of action that they reasonably and in good faith believe will benefit the corporation, but which ultimately proves to be disadvantageous. Under those circumstances, courts have typically been reluctant to subject directors' business judgments to further scrutiny. Some recent court cases have, however, imposed significant personal liability on directors for failure to exercise an informed business judgment with the result that the potential exposure of directors to monetary damages has increased. Consequently, legal proceedings against directors relating to decisions made by directors on behalf of corporations have significantly increased in number, cost of defense and level of damages claimed. Whether or not such an action is meritorious, the cost of defense can be well beyond the personal resources of a director.

        The Delaware General Assembly considered such developments a threat to the quality and stability of the governance of Delaware corporations because of the unwillingness of directors, in many instances, to serve without the protection that insurance traditionally has provided and because of the deterrent effect on entrepreneurial decision-making by directors who do serve without the protection of traditional insurance coverage. In response, in 1986 the Delaware General Assembly adopted amendments to the DGCL that permit a corporation to include in its charter a provision to limit or eliminate, with certain exceptions, the personal liability of directors to a corporation and its shareholders for monetary damages for breach of their fiduciary duties.

        The Board of Directors believes that the limitation on directors' liability permitted under Delaware law will assist Summus-Delaware in attracting and retaining qualified directors by limiting directors' exposure to liability. The Reincorporation will implement this limitation on liability of the directors of Summus-Delaware, inasmuch as the Delaware Certificate provides that to the fullest extent that the DGCL now or hereafter permits the limitation or elimination of the liability of directors, no director will be liable to Summus-Delaware or its shareholders for monetary damages for breach of fiduciary duty. Under such provision, Summus-Delaware's directors will not be liable for monetary damages for acts or omissions occurring on or after the effective date of the Merger, even if they should fail, through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties). The Summus-Delaware Certificate would not limit or eliminate any liability of directors for acts or omissions occurring prior to the effective date of the Merger. As provided under Delaware law, the Summus-Delaware Certificate cannot eliminate or limit the liability of directors for breaches of their duty of loyalty to Summus-Delaware, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, paying a dividend or effecting a stock repurchase or redemption which is illegal under the DGCL, or transactions from which a director derived an improper personal benefit. Further, the Summus-Delaware Certificate would not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care. The Summus-Delaware Certificate pertains to breaches of duty by directors acting as directors and not to breaches of duty by directors acting as officers (even if the individual in question is also a director). In addition, the Summus-Delaware Certificate would not affect a director's liability to third parties or under the federal securities laws.

        The Summus-Delaware Certificate is worded to incorporate any future statutory revisions limiting directors' liability. It provides, however, that no amendment or repeal of its provision will apply to the liability of a director for any acts or omissions occurring prior to such amendment or repeal, unless such amendment has the affect of further limiting or eliminating such liability.

        The Board of Directors has not received notice of any lawsuit or other proceeding to which the limitations on director liability included in the Summus-Delaware Certificate might apply and is not aware of any existing circumstances to which such limitations might apply. The Board of Directors recognizes that the Summus-Delaware Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders from instituting litigation against directors for breach of their duty of care, even though such an action, if successful, might benefit Summus-Delaware and its shareholders. However, given the difficult environment and potential for incurring liabilities currently facing directors of publicly held corporations, the Board of Directors believes that the Summus-Delaware Certificate is in the best interests of Summus-Florida and its shareholders, since it should enhance Summus-Delaware's ability to retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision making. In addition, the Board of Directors believes that the Summus-Delaware Certificate may have a favorable impact over the long term on the availability, cost, amount and scope of coverage of directors' liability insurance, although there can be no assurance of such an effect.

        The Summus-Delaware Certificate may be viewed as limiting the rights of shareholders, and the broad scope of the indemnification provisions could result in increased expense to Summus-Delaware. The Board of Directors believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute to the quality and stability of Summus-Delaware's governance. The Board of Directors has concluded that the benefit to shareholders of improved corporate governance outweighs any possible adverse effects on shareholders of reducing the exposure of directors to liability and broadening indemnification rights. THE MEMBERS OF THE BOARD OF DIRECTORS MAY BE DEEMED TO HAVE A PERSONAL INTEREST IN THE EFFECTUATION OF THE REINCORPORATION, BECAUSE, AS DIRECTORS OF SUMMUS-DELAWARE, THEY MAY PERSONALLY BENEFIT FROM THE LIMITATIONS ON LIABILITY CONTAINED IN THE SUMMUS-DELAWARE CERTIFICATE.

INDEMNIFICATION.

        As part of the 1986 legislation permitting a corporation to limit or eliminate the liability of directors, the Delaware General Assembly, for the reasons noted under "Limitation of Liability" above, also amended the provisions of the DGCL governing indemnification to clarify and broaden the indemnification rights which corporations may provide to their directors, officers and other corporate agents. The FBCA also contains broad indemnification provisions. The Summus-Delaware Certificate reflects the provisions of Delaware law, as amended, and, as discussed below, provides broad rights to indemnification.

        In recent years, investigations, actions, suits and proceedings, including actions, suits and proceedings by or in the right of a corporation to procure a judgment in its favor (referred to together as "proceedings"), seeking to impose liability on, or involving as witnesses, directors and officers of publicly-held corporations have become increasingly common. Such proceedings are typically very expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general it is often prudent to settle proceedings in which claims against a director or officer are made. Settlement amounts, even if material to the corporation involved, and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual defendants. Even in proceedings in which a director or officer is not named as a defendant, he may incur substantial expenses and attorneys' fees if he is called as a witness or otherwise becomes involved in the proceeding. Although Summus-Florida's directors and officers have not incurred any liability or significant expense as a result of any proceeding to date, the potential for substantial loss does exist. As a result, an individual may conclude that the potential exposure to the costs and risks of proceedings in which he may become involved may exceed any benefit to him from serving as a director or officer of a public corporation. The increasing difficulty and expense of obtaining directors' and officers' liability insurance discussed above has compounded the problem.

        The broad scope of indemnification now available under Delaware law will permit Summus-Delaware to offer its directors and officers greater protection against these risks. The Board of Directors believes that such protection is reasonable and desirable in order to enhance Summus-Delaware's ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of Summus-Delaware with regard to the best interests of Summus-Delaware and its shareholders.

        The Summus-Florida Articles provide that Summus-Florida will indemnify it directors and officers to the fullest extent permitted under Florida law as in effect from time to time. The Summus-Delaware Certificate provides that Summus-Delaware will indemnify it directors and officers to the fullest extent permitted under Delaware law as in effect from time to time, with respect to expenses, liability or loss actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was a director or officer of Summus-Delaware or is or was serving at the request of Summus-Delaware as a director or officer of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise at the request of Summus-Delaware. The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of such proceeding, consistent with applicable law from time to time in effect; provided, however, that if the DGCL requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay Summus-Delaware if it is ultimately determined that he or she was not entitled to indemnification. Directors and officers would not be indemnified for loss, liability or expenses incurred in connection with proceedings brought against such persons other than in the capacities in which they serve Summus-Delaware. Under the Summus-Delaware Certificate, Summus-Delaware may, although it has no present intention to do so, by action of its board of directors, provide the same indemnification to its employees and representatives as it provides to its directors and officers. The Summus-Delaware Certificate provides that such practices are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled under any agreement or otherwise. The Summus-Delaware Certificate also provides for payment of all expenses incurred, including those incurred to defend against a threatened proceeding. Additionally, the Summus-Delaware Certificate provides that indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Under Delaware law, as with Florida law, rights to indemnification and expenses need not be limited to those provided by statute. As a result, under Delaware law and the Summus-Delaware Certificate, the Summus-Delaware Certificate will be permitted to indemnify its directors and officers, within the limits established by law and public policy, pursuant to an express contract, a by-law provision, a shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the Summus-Florida Articles or expressly provided for under Florida or Delaware law.

        Insofar as the Summus-Delaware Certificate provides indemnification to directors or officers for liabilities arising under the Securities Act of 1933, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.

        The Board of Directors recognizes that Summus-Delaware may, in the future, be obligated to incur substantial expense as a result of the indemnification rights conferred under the Summus-Delaware Certificate, which are intended to be as broad as possible under applicable law.

        THE MEMBERS OF THE BOARD OF DIRECTORS MAY BE DEEMED TO HAVE A PERSONAL INTEREST IN THE EFFECTUATION OF THE REINCORPORATION, BECAUSE, AS DIRECTORS OF SUMMUS-DELAWARE, THEY MAY PERSONALLY BENEFIT FROM THE LIMITATIONS ON LIABILITY CONTAINED IN THE SUMMUS-DELAWARE CERTIFICATE.

COMPARISON OF CERTAIN LAWS OF FLORIDA AND DELAWARE

        Although it is not practical to compare all of the differences between Florida law and our current Amended and Restated Articles of Incorporation, as amended, and bylaws and Delaware law and the Certificate of Incorporation and bylaws of Summus-Delaware, the surviving corporation, the following is a summary of differences which we believe may significantly affect the rights of stockholders. This summary is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to the DGCL, the FBCA and the forms of the Certificate of Incorporation and Bylaws of Summus-Delaware, the surviving corporation.

DIVIDENDS

        A Florida corporation may not make distributions to shareholders if, after giving it effect, in the judgment of the board of directors: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; and (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. In contrast, a Delaware corporation may pay dividends either out of surplus or, if there is no surplus, and except in very limited circumstances, out of net profits for the fiscal year in which the dividend is declared or out of net profits for the preceding fiscal year. In any event, Summus-Delaware does not anticipate paying dividends to shareholders holding shares of common stock in the foreseeable future.

INTERESTED DIRECTOR TRANSACTIONS

        Under both Florida and Delaware law, certain contracts or transactions in which one or more of a corporation's directors have an interest are not void or voidable because of such interest if the contract or transaction is fair to the corporation when authorized or if it is approved in good faith by the shareholders or by the directors who are not interested therein after the material facts as to the contract or transaction and the interest of any interested directors are disclosed. With certain exceptions, Florida and Delaware law are the same in this area. Under Florida law, if approval of the board of directors is to be relied upon for this purpose, the contract or transaction may be approved by a majority vote of a quorum of the directors without counting the vote of the interested director or directors (except for purposes of establishing quorum). Under Delaware law, the approval of the board of directors can be obtained for the contract or transaction by the vote of a majority of the disinterested directors, even though less than a majority of a quorum. Accordingly, it is possible that certain transactions that the board of directors currently might not be able to approve itself, because of the number of interested directors, could be approved by a majority of the disinterested directors of Summus-Delaware, although less than a majority of a quorum. The Board of Directors is not aware of any plans to propose any transaction that could not be approved by it under Florida law but could be approved under Delaware law.

AFFILIATED TRANSACTIONS, BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITIONS

        The FBCA has a statute governing "affiliated transactions," and the DGCL has a similar statute governing "business combinations." The FBCA also has a statute governing "control share acquisitions." The current Summus-Delaware Certificate does not contain provisions electing to be exempt from the "business-combination" provisions of the DGCL.

        Under the DGCL, a corporation may not engage in any "business combination" (as defined in the DGCL) with an "interested stockholder" for three years after such stockholder becomes an interested stockholder. An interested stockholder is any person who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation. These business combinations are substantially the same as the "affiliated transactions" described below with respect to the FBCA. A corporation may enter into a business combination with an interested stockholder if (a) the Board of Directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder before the date on which the stockholder becomes an interested stockholder; (b) upon consummation of the transaction resulting in the stockholder reaching the 15% threshold, the stockholder owned 85% of the outstanding voting shares at the time the transaction commenced, excluding those shares held by directors who are also officers, or employee stock plans in which the participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to becoming an interested stockholder, the business combination is approved by the board of directors and is authorized at a meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. These restrictions do not apply if the corporation does not have a class of stock (a) listed on a national securities exchange, (b) authorized for quotation on the Nasdaq Stock Market, or (c) held of record by more than 2,000 stockholders unless any of the foregoing results from the actions of the interested stockholder.

        The FBCA provides that an "affiliated transaction" with an "interested shareholder" must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares, other than the shares owned by the interested shareholder. An interested shareholder is any person who is the beneficial owner of 10% or more of the outstanding voting stock of the corporation. The transactions covered by the statute include, with certain exceptions, (a) mergers and consolidations to which the corporation and the interested shareholder are parties, (b) sales or other dispositions of substantial amounts of the corporation's assets to the interested shareholder,
(c) issuances by the corporation of substantial amounts of its securities to the interested shareholder, (d) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder, (e) any reclassification of the corporation's securities that has the effect of substantially increasing the percentage of outstanding voting shares of the corporation beneficially owned by the interested shareholder, and (f) the receipt by the interested shareholder of certain loans or other financial assistance from the corporation. The two-thirds approval requirement does not apply if, among other things: (a) the transaction has been approved by a majority of the corporation's disinterested directors (as defined in the statute), (b) the interested shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the transaction, (c) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares (exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors), (d) the corporation has not had more than 300 shareholders of record at any time during the preceding three years, or (e) certain fair price and procedural requirements are satisfied.

        The FBCA's control share acquisition statute provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless such voting rights are approved by a majority of the shares entitled to vote, excluding the interested shares. The thresholds specified in the FBCA are the acquisition of a number of shares representing:
(a) 20% or more, but less than 33% of the voting power of the corporation, (b) 33% or more but less than a majority of the voting power of the corporation, or
(c) a majority or more of the voting power of the corporation. This statute does not apply if, among other things, the acquisition is (a) approved by the corporation's board of directors before the acquisition, (b) pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the statute, (c) pursuant to the laws of intestate succession or pursuant to gift or testamentary transfer, or (d) pursuant to a statutory merger or share exchange to which the corporation is a party. This statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation's articles of incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the stockholders of the corporation and the acquiring stockholder acquires a majority of the voting power of the corporation, all stockholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights.

        Delaware does not have any statutory provision comparable to Florida's control share acquisition statute.

DISSENTERS' RIGHTS

        Under Florida law shareholders may dissent from, and demand cash payment of, the fair value of their shares in respect of (i) a merger or consolidation of the corporation, and (ii) a sale or exchange of all or substantially all of a corporation's assets, including a sale in dissolution. Shareholders of a Florida corporation have no dissenters' rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange, quoted on the NASDAQ National Market System or held by at least 2,000 shareholders.

        Under Delaware law, dissenters' rights are not available with respect to a sale, lease, exchange or other disposition of all or substantially all of a corporation's assets or any amendment of its charter, unless such corporation's charter expressly provides for dissenters' rights in such instances. The Summus-Delaware Certificate contains no such provision. Shareholders of a Delaware corporation have no dissenters' rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange or held of record by more than 2,000 shareholders or the corporation is the survivor of a merger that did not require the shareholders to vote for its approval; provided, however, that dissenters' rights will be available in such instances if shareholders are required under the merger or consolidation to accept for their shares anything other than shares of stock of the surviving corporation, shares of stock of a corporation either listed on a national securities exchange or held of record by more than 2,000 shareholders, cash, in lieu of fractional shares, or any combination of the foregoing.

ACTION BY WRITTEN CONSENT

        Under the DGCL, unless otherwise provided in a corporation's Certificate of Incorporation, the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having a minimum number of votes that would be necessary to take such action at the meeting. Summus-Delaware's Certificate of Incorporation does not provide otherwise.

        Under the FBCA, unless otherwise provided in a corporation's Articles of Incorporation, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if the action is taken by the holders of outstanding shares entitled to vote thereon having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

QUORUM FOR STOCKHOLDER MEETINGS

        Under the DGCL, unless otherwise provided in a corporation's Certificate of Incorporation or its bylaws, a majority of shares entitled to vote on a matter constitutes a quorum at a meeting of stockholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote on such matter. Our current bylaws provide that the presence in person or by proxy of stockholders constituting a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. The surviving corporation's Certificate of Incorporation does not alter the stockholder quorum requirements.

        The FBCA is similar to the DGCL, except that the quorum requirement may be provided in a corporation's articles of incorporation but not its bylaws.

STOCKHOLDER VOTING REQUIREMENTS

        Under both the DGCL and the FBCA, if a quorum is present, directors are generally elected if they receive more votes favoring their election than opposing it, unless a greater number of votes is required by the Certificate of Incorporation or by-laws (in the case of a Delaware corporation) or the Articles of Incorporation (in the case of a Florida corporation). With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the FBCA or a Florida corporation's articles of incorporation (but not its bylaws), if a quorum is present a proposal generally is approved if the votes cast by stockholders favoring the action exceed the votes cast by stockholders opposing the action. Under the DGCL, and unless otherwise provided by the DGCL or a Delaware corporation's Certificate of Incorporation or bylaws, a proposal is approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter. As a result, abstentions under Delaware law have the affect of a vote against most proposals.

        Under both the DGCL and the FBCA, in the case of a merger, consolidation or a sale, lease or exchange of all or substantially all of the assets of a corporation, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is generally required. Accordingly, under the DGCL and the FBCA, abstentions have the same affect as votes against such a transaction.

BOARD RECOMMENDATIONS REGARDING MERGER

        Both the FBCA and the DGCL generally provide that the stockholders of a corporation must approve a merger. In order to obtain stockholder approval, the board of directors of a Florida corporation must "recommend" the plan of merger and, in Delaware, the board of directors must make a declaration of the merger's "advisability." The DGCL, however, permits the board of directors to change its recommendation without withdrawing the merger agreement from stockholder consideration. Further, the DGCL provides that the terms of the merger agreement may require that the merger agreement be submitted to the stockholders whether or not the board of directors subsequently determines that the agreement is no longer advisable. The FBCA provides that the board of directors may condition its submission of the proposed merger on any basis.

BOARD VACANCIES

        The DGCL provides that, unless otherwise provided in a corporation's Certificate of Incorporation or bylaws, a vacancy or newly created directorship on the board of directors may be filled by a majority of the remaining directors, even though less than a quorum. Under the FBCA, a vacancy on the board of directors may be filled by an affirmative vote of the remaining directors or by the shareholders, unless the Articles of Incorporation provides otherwise.

REMOVAL OF DIRECTORS

        The DGCL provides that, except with respect to corporations with classified boards or cumulative voting, a director may be removed, with or without cause, by the holders of the majority in voting power of the shares entitled to vote at an election of directors. In the event the corporation's board of directors is classified, stockholders may effect such removal only for cause, unless the corporation's Certificate of Incorporation provides otherwise.

        The FBCA provides that, except with respect to corporations with directors elected by a voting group of stockholders or by cumulative voting, stockholders may remove one or more directors with or without cause unless the corporation's Articles of Incorporation provides that directors may be removed only for cause.

COMMITTEES OF THE BOARD OF DIRECTORS

        The DGCL and the FBCA both provide that the board of directors of a corporation may delegate many of its duties to one or more committees elected by a majority of the board. A Delaware corporation may delegate to a committee of the board of directors all the powers and authority of the board of directors in the management of the business and affairs of the corporation but no such committee may approve or adopt or recommend to the stockholders any action or matter for which the DGCL requires shareholder approval or adopt, amend or repeal any bylaw of the corporation.

        The FBCA places more limitations on the types of activities that can be delegated to committees of the board. Under Florida law, a committee of the board of directors may not approve or recommend to stockholders actions or proposals required to be approved by the stockholders, fill a vacancy on the board, adopt, amend or repeal the bylaws, authorize the issuance of stock, or authorize the reacquisition of the corporation's own stock.

AMENDMENT TO CHARTER

        The DGCL and the FBCA generally provide that an amendment to the Certificate of Incorporation and/or Articles of Incorporation must be approved by the board of directors and by the stockholders of a corporation. The DGCL provides that a vote to amend the corporation's Certificate of Incorporation requires the approval of a majority of the outstanding stock entitled to vote. Therefore, under the DGCL, an abstention or a non-vote effectively counts as a vote against an amendment to the certificate of incorporation.

        Under the FBCA, an amendment to a Florida corporation's Articles of Incorporation generally requires that the votes cast in favor of the amendment exceed the votes cast against the amendment unless the FBCA, the corporation's Article of Incorporation or the corporation's board of directors requires a greater vote.

AMENDMENTS TO BYLAWS

        The DGCL provides that the stockholders and, if provided in the Certificate of Incorporation, the board of directors, are entitled to amend the bylaws. The FBCA provides that the stockholders, as well as the directors, may amend the bylaws, unless such power is reserved to the stockholders by the Articles of Incorporation or by specified action of the stockholders. The surviving corporation's Certificate of Incorporation provides that the Board of Directors may amend the bylaws.

THIS PROXY STATEMENT MERELY SUMMARIZES CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF FLORIDA AND DELAWARE. MANY PROVISIONS OF THE FBCA AND THE DGCL MAY BE SUBJECT TO DIFFERING INTERPRETATIONS, AND THE DISCUSSION OFFERED HEREIN MAY BE INCOMPLETE IN CERTAIN RESPECTS. THE DISCUSSION CONTAINED IN THIS INFORMATION STATEMENT IS NOT A SUBSTITUTE

FOR DIRECT REFERENCE TO THE STATUTES THEMSELVES OR FOR PROFESSIONAL INTERPRETATION OF THEM.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of certain United States federal income tax consequences that may be relevant to holders of Summus-Florida Common Stock who receive Summus-Delaware Common Stock as a result of the Merger. The discussion does not address all of the tax consequences of the Merger that may be relevant to particular shareholders of Summus-Florida, such as dealers in securities, or those shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of Summus-Florida Preferred Stock or of options or warrants to acquire Summus-Florida Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. .

        Summus-Florida will not request a ruling from the United States Internal Revenue Service about the federal income tax consequences of the Merger. However, the Merger will be intended to qualify as, and Summus-Florida believes that the Merger will qualify as, a reorganization under Section 368 of the Code. Consequently, holders of Summus-Florida Common Stock will not recognize any gain or loss for federal income tax purposes from the conversion of their Summus-Florida Common Stock into common shares of Summus-Delaware Common Stock. For federal income tax purposes, a holder's aggregate basis in the shares of Summus-Delaware Common Stock received in the Merger will equal such holder's aggregate basis in the Summus-Florida Common Stock converted therefore, and such holder's holding period for the Summus-Delaware Common Stock received in the Merger will include such holder's holding period in the Summus-Florida Common Stock converted therefore.

        Summus-Florida will not recognize any gain or loss for federal income tax purposes upon the transfer of its property to Summus-Delaware pursuant to the Merger. In addition, Summus-Delaware will succeed to and take into account of the earnings and profits, accounting methods, and other tax attributes of Summus-Florida specified in Section 381(c) of the Code.

ACCOUNTING TREATMENT OF THE MERGER

        In accordance with generally accepted accounting principles, Summus-Florida expects that the Merger will be accounted for as a reorganization of entities under common control at historical cost.

REGULATORY APPROVALS

        The Merger is not expected to be consummated until Summus-Florida has obtained all required consents of governmental authorities. To Summus-Florida's knowledge, no consent is required by any governmental authority in connection with the Merger.

NO APPRAISAL RIGHTS

        Under the Florida Business Corporation Act, the Summus-Florida shareholders are not entitled to appraisal rights with respect to the Reincorporation, and Summus-Florida will not independently provide the Summus-Florida shareholders with any such right.

            DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        Certain stockholders who share an address are being delivered only one copy of this Information Statement, unless Summus or one of its mailing agents has received contrary instructions.

        Upon the written or oral request of a shareholder at a shared address to which a single copy of Summus' Information Statement was delivered, Summus will promptly deliver a separate copy of such documents to such shareholder. Written requests should be made to Summus, Inc. (USA), Attention: Chief Financial Officer, 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601, and oral requests may be made by calling Aron Josefsberg at (919) 807-5616. In addition, if a shareholder wishes to receive a separate copy of Summus' proxy statements and annual reports in the future, such shareholder should notify Summus either in writing addressed to the foregoing address or by calling the foregoing telephone number.

        Shareholders sharing an address who are receiving multiple copies of Summus' proxy statements and annual reports may request delivery of a single copy of Summus' proxy statements and annual reports by writing to the address above or calling the telephone number above.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /S/ DONALD T. LOCKE

                                     Donald T. Locke
                                     Chief Financial Officer and General Counsel

                                                                      APPENDIX A

                              ARTICLES OF AMENDMENT
                                       OF
                               SUMMUS, INC. (USA)

        Pursuant to the provisions of Sections 607.1006 and 607.0704 of the Florida Business Corporation Act, Summus, Inc. (USA) (the "Corporation"), a corporation organized and existing under the laws of the State of Florida hereby certifies as follows:

        1. The name of the Corporation is Summus, Inc. (USA).

        2. The Amended and Restated Certificate of Incorporation of the Corporation shall be amended by replacing Article IV in its entirety as follows:

                                   "Article IV

                The capital stock of the Corporation shall consist of 185,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value."

                Upon these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation becoming effective pursuant to the Florida Business Corporations Act (the "Effective Time"), every __ (_______) shares of the Corporation's common stock, par value $0.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be automatically reclassified as and converted into one share of common stock, par value $0.001 per share, of the Corporation (the "New Common Stock"). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock into New Common Stock. In lieu thereof, each holder of record of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock shall receive one (1) whole share of New Common Stock.

                Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive one (1) whole share of New Common Stock in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified."


        3. This amendment was approved by the shareholders of the Corporation by written consent dated as of December 21, 2004. This amendment required the vote of the holders of shares of the Corporation's common stock voting as required by
Section 607.1004 of the Florida Business Corporation Act. The number of votes cast for the amendment identified in Section 2 above by the holders of shares of common stock was sufficient for the approval of such amendment.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer on this ___ day of February, 2005, hereby declaring and certifying that this is the act and deed of the Corporation and that the statements contained herein are affirmed as true under penalties of perjury.

                                                SUMMUS, INC. (USA)


                                                By:_____________________________
                                                Donald T, Locke
                                                Chief Financial Officer

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this ("Agreement") dated as of _____________, 2005, is made and entered into by and between Summus, Inc. (USA), a Florida corporation (the "Parent") and Summus, Inc., a Delaware corporation (the "Subsidiary").

                                    RECITALS:

        A. The Parent is a corporation organized and existing under the laws of the State of Florida.

        B. The Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent.

        C. The Parent and the Subsidiary and their respective Boards of Directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective stockholders to merge Parent with and into Subsidiary pursuant to the provisions of the Florida Business Corporation Act (the "FBCA") and the Delaware General Corporation Law (the "DGCL") upon the terms and conditions hereinafter set forth.

        NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Parent shall be merged into the Subsidiary (the "Merger") upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                          PRINCIPAL TERMS OF THE MERGER

        SECTION 1.1 MERGER. On the Effective Date (as defined in Section 4.1 hereof), the Parent shall be merged into the Subsidiary, the separate existence of the Parent shall cease and the Subsidiary (following the Merger referred to as the "Surviving Corporation") shall operate under the name "Summus, Inc." by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

        SECTION 1.2 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Subsidiary as in effect on the date hereof without change unless and until amended in accordance with applicable law.

        SECTION 1.3 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of the Surviving Corporation shall be the Bylaws of the Subsidiary as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

        SECTION 1.4 DIRECTORS AND OFFICERS. At the Effective Date of the Merger, the directors and officers of the Subsidiary in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL, until his or her successor is duly elected or appointed and qualified.

                                   ARTICLE II
                       CONVERSION, CERTIFICATES AND PLANS

        SECTION 2.1 CONVERSION OF SHARES. At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

               (a) COMMON STOCK. Each share of the Parent's common stock, $.001 par value per share (the "Parent's Common Stock"), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger, be converted into the right to receive one validly issued, fully paid and non-assessable share of the Surviving Corporation's common stock, $.001 par value per share (the "Surviving Corporation's Common Stock").

               (b) SERIES A PREFERRED STOCK. Each share of the Parent's Series A Convertible Preferred Stock, $.001 par value per share (the "Parent's Series A Stock"), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger, be converted into the right to receive one validly issued, fully paid and non-assessable share of the Surviving Corporation's Series A Convertible Preferred stock, $.001 par value per share.

               (c) OPTIONS. Each option to acquire shares of the Parent's Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation's Common Stock, which is equal to the number of shares of the Parent's Common Stock that the optionee would have received had the optionee exercised such option in full immediately prior to the Effective Date of the Merger (whether or not such option was then exercisable) and the exercise price per share under each of said options shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option.

               (d) WARRANTS. Each warrant to acquire shares of the Parent's Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation's Common Stock which is equal to the number of shares of the Parent's Common Stock that the warrant holder would have received had the warrant holder exercised such warrant in full immediately prior to the Effective Date of the Merger (whether or not such warrant was then exercisable) and the exercise price per share under each of said warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such warrant.

               (e) OTHER RIGHTS. Any other right, by contract or otherwise, to acquire shares of the Parent's Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation's Common Stock which is equal to the number of shares of the Parent's Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.

               (f) Each share of the Subsidiary's Common Stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.

        SECTION 2.2 STOCK CERTIFICATES. After the Effective Date of the Merger, each certificate theretofore representing issued and outstanding shares of the Parent's Common Stock and the Parent's Series A Stock will thereafter be deemed to represent one share of the same class and series of capital stock of the Subsidiary. The holders of outstanding certificates theretofore representing the Parent's Common Stock and the Parent's Series A Stock will be required to surrender such certificates to the Parent for the reissuance of such certificates.

        SECTION 2.3 EMPLOYEE BENEFIT AND COMPENSATION PLANS. At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent's Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the Surviving Corporation's Common Stock.

                                   ARTICLE III
                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

        SECTION 3.1 EFFECTS OF THE MERGER. At the Effective Date of the Merger, the Merger shall have the effects specified in the FBCA, the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

        SECTION 3.2 ADDITIONAL ACTIONS. If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.

                                   ARTICLE IV
                      APPROVAL BY SHAREHOLDERS; AMENDMENT;
                                 EFFECTIVE DATE

        SECTION 4.1 APPROVAL. This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Florida law. As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Florida and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Florida and Delaware. The effective date (the "Effective Date") of the Merger shall be the date on which the Merger becomes effective under the laws of Florida or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.

        SECTION 4.2 AMENDMENTS. The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of the Parent shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Parent's Common Stock or the Parent's Series A Stock, (2) alter or change any term of the Certificate of Incorporation of the Subsidiary, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Parent's Common Stock or the Parent's Series A Stock.

                                    ARTICLE V
                                  MISCELLANEOUS

        SECTION 5.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Florida and the Secretary of State of Delaware, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of the Parent and the Subsidiary.

        SECTION 5.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

        SECTION 5.3 DESCRIPTIVE HEADINGS. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

        SECTION 5.4 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Florida shall mandatorily apply to the Merger.

        IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

                                    SUMMUS, INC. (USA), a Florida Corporation


                                    By: ____________________
                                    Name: Gary E. Ban
                                    Title: Chief Executive Officer


                                    SUMMUS, INC., a Delaware Corporation


                                    By: _____________________
                                    Name: Gary E. Ban
                                    Title: Chief Executive Officer

                                                                      APPENDIX C


                          CERTIFICATE OF INCORPORATION

                                       OF

                                  SUMMUS, INC.

         FIRST: The name of the corporation is SUMMUS, INC. (the "Corporation").

         SECOND: The registered office of the Corporation is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at that address is Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

         FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 190,000,000, of which 185,000,000 shall be designated as Common Stock with a par value of $.001 per share, and 5,000,000 shall be designated as Preferred Stock with a par value of $.001 per share.

         The Board of Directors may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance.

         The following sets forth the rights and preferences of the Corporation's outstanding series of Preferred Stock:

        DESIGNATION OF RIGHTS AND PREFERENCES OF SUMMUS' 8% SERIES A
                           CONVERTIBLE PREFERRED STOCK

1. NUMBER AND DESIGNATION. A series consisting of Ten Thousand (10,000) shares of the authorized preferred stock of the corporation, no par value, is designated as Summus' "8% Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall not be increased but may be decreased from time to time by resolution of the Board of Directors; provided, that the number of authorized shares of Series A Preferred Stock shall be increased by the number of shares of Series A Preferred Stock issued in respect of dividends pursuant to Section 3(b) hereof.

2. RANKING. For purposes of this Designation of Rights and Preferences, any stock of any class or classes of the corporation shall be deemed to rank:

        (a) prior to the Series A Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the corporation, as the case may be, in preference or priority to the holders of Series A Preferred Stock (such stock is hereinafter referred to as "Senior Stock");

        (b) on a parity with Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, shall be different from those of Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of Series A Preferred Stock (such stock is hereinafter referred to as "Parity Stock"); or

        (c) junior to Series A Preferred Stock, either as to dividends or upon liquidation, if such class shall be the common stock, $.001 par value, of the corporation (the "Common Stock") or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the corporation, as the case may be, in preference or priority to the holders of shares of such class or classes (such stock is hereinafter referred to as "Junior Stock").

3. DIVIDEND AND DISTRIBUTIONS.

        (a) For each semi-annual dividend period (a "Dividend Period") dividends payable on each share of Series A Preferred Stock shall be payable at a rate of 8% per annum of the initial liquidation preference of $1,000 per share divided by two. Each Dividend Period shall commence on the April 1 and October 1 following the last day of the preceding Dividend Period and shall end on and include the day next preceding the first day of the next Dividend Period. Dividends shall be cumulative from the date of original issue and shall be payable, when, as and if declared by the Board of Directors or by a duly authorized committee thereof, on March 31 and September 30 of each year, commencing on September 30, 2000. Each such dividend shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by a duly authorized committee thereof. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by a duly authorized committee thereof.

        (b) Dividends payable on shares of Series A Preferred Stock or any period greater or less than a full Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period. Notwithstanding paragraph
        (a) of this Section 3, any dividends payable on the shares of Series A Preferred Stock may be paid in additional shares of Series A Preferred Stock at the option of the Corporation. The Corporation shall pay such dividend by issuing to such holder of Series A Preferred Stock additional shares of Series A Preferred Stock having an aggregate initial liquidation preference equal to the amount of cash dividends otherwise payable to such holder.

        (c) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series A

        Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series A Preferred Stock and any other series of Parity Stock, all dividends declared upon shares of this Series and such other series of Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Stock bear to each other. Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

        (d) So long as any shares of Series A Preferred Stock are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section 3 shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid in cash or shares of Series A Preferred Stock or declared and set aside for payment for all past Dividend Periods.

4. VOTING RIGHTS. Except as otherwise expressly provided herein or as required by law, the holders of each share of Series A Preferred Stock shall not be entitled to vote on matters submitted to shareholders for voting. However, the approval of holders of a majority of the outstanding shares of Series A Preferred Stock shall be required prior to the corporation's issuing any shares of a class of preferred stock that ranks senior to the Series A Preferred Stock. The Corporation may not amend or alter any provision of this Statement of Rights and Preferences without the approval of the holders of a majority of the outstanding Series A Preferred Stock.

5. RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such stock, into such number of fully paid and nonassesable shares of Common Stock as is equal to the Liquidation Preference on the date of conversion divided by $14.24, as adjusted pursuant to Section 5(e) below (the "Conversion Price").

        (a) MECHANICS OF CONVERSION. To convert shares of Series A Preferred Stock into shares of Common Stock, the holder of such shares of Series A Preferred Stock shall (A) surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, (B) give written notice to the Corporation at such office that it elects to convert the same, and (C) state therein the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter and at its expense, issue and deliver to such holder a certificate or certificates for the number of shares of common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        (b) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, free of preemptive rights, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

        (c) FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the same fraction of the fair market value per share as of the date of conversion.

        (d) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, including without limitation the adjustments required under this Section 5, and will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock set forth in this Section 5 against impairment.

        (e) ADJUSTMENT TO CONVERSIONS PRICE. The Conversion Price shall be adjusted as follows:

                (i) If, at any time during the period when the Series A Preferred Stock remains outstanding, the Corporation shall declare and pay on shares of Common Stock a dividend payable in shares of Common Stock or shall split the then outstanding shares of Common Stock into a greater number of shares, then the number of shares of Common Stock which the holders of the Series A Preferred Stock would receive upon conversion thereof, as in effect at the time of taking of a record for such dividend or at the time of such stock split, shall be proportionately increased and the Conversion Price shall be proportionately decreased, and conversely, if at any time the Corporation shall contract or reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then the number of shares which may be purchased upon the conversion of the Series A Preferred Stock at the time of such action shall be proportionately decreased as of such time, and the Conversion Price shall be proportionately increased.

                (ii) Whenever the Conversion Price shall be adjusted as provided in this Section 5(e), the Corporation shall as soon as practicable thereafter file at its principal office, a statement signed by its Chief Financial Officer, showing in reasonable detail the basis for such adjustment and the actual Conversion Price that shall be in effect after such adjustment and shall cause a copy of such statement to be sent to the holders of the Series A Preferred Stock at their addresses on the books and records of the Corporation.

        (f) CHANGES IN COMMON STOCK. In case at any time the Corporation shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the corporation's assets, charter amendment, recapitalization or reclassification of the Common Stock) in connection with which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction"), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the holders of Series A Preferred Stock shall be entitled to receive upon conversion of their shares of Series A Preferred Stock at any time on or after the consummation of the Transaction, in lieu of the shares of Common Stock issuable upon such conversion prior to such consummation, the securities or other property (including cash) to which such holders of Series A Preferred Stock would have been entitled upon consummation of the Transaction if such holders had converted their shares of Series A Preferred Stock immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 5. The Corporation will not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the corporation) which may be required to deliver any securities or other property upon the conversion of Series A Preferred Stock as provided herein shall assume, by written instrument delivered to the holders of Series A Preferred Stock, the obligation to deliver to such holders such securities or other property as in accordance with the foregoing provisions such holders may be entitled to receive.

        (g) OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Corporation shall take any action affecting the Common Stock, other than an action described in Section 5(f) hereof, then, unless in the opinion of the Board of Directors of the Corporation such action will not have a material adverse effect upon the rights of the holders of Series A Preferred Stock (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of the holders), the conversion formula set forth in Section 5(a) shall be adjusted in such manner and at such time as the Board of Directors of the Corporation may in good faith determine to be equitable in the circumstances.

        (h) Any shares of Series A Preferred Stock which shall at any time have been converted pursuant to this Section 5 shall, after such conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

6. LIQUIDATION PREFERENCE.

        (a) SERIES A PREFERRED STOCK. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of any stock ranking junior to the Series A Preferred Stock, an amount equal to $1,000 per share plus the amount of accrued and unpaid dividends thereon (the "Liquidation Preference")(such Liquidation Preference to be adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to shares of the Series A Preferred Stock). Upon the occurrence of any such liquidation, dissolution or winding up of the corporation, the funds and assets of the corporation shall be used first to repay all indebtedness and other obligations, then to pay the liquidation preferences of any Senior Stock and then to pay the liquidation preferences of Series A Preferred Stock and Parity Stock. If the assets and funds to be distributed among the holders of the Series A Preferred Stock and the holders of Parity Stock shall be insufficient to permit the payment to such holders of the full liquidation preference, then the entire assets and funds of the corporation legally available for distribution (after payment of any amounts due and owing to holders of any Senior Stock) shall be distributed ratably among the holders of Series A Preferred Stock and any Parity Stock based upon the relative liquidation preferences of the Series A Preferred Stock and shares of Parity Stock then held by them. Any funds or assets legally available for distribution after payment in full of the liquidation preferences of the Series A Preferred Stock and any Parity Stock shall be distributed among the holders of Junior Stock in accordance with the liquidation rights of the Junior Stock.

        (b) CONSOLIDATION, MERGER, ETC. NOT A LIQUIDATION. The consolidation or merger of the Corporation with or into any other entity, the acquisition of the capital stock of the Corporation in a share exchange or the sale, lease or other disposition of all or substantially all of the assets, property or business of the corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

        (c) VALUATION OF SECURITIES. Any securities to be distributed pursuant to this Section 6 in a liquidation, dissolution or winding up of the Corporation shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

        (d) NOTICE. Written notice (the "Notice") of any such liquidation, dissolution or winding up of the Corporation within the meaning of this
        Section 6, which states the payment date, the place where said payments shall be made and the date on which conversion rights (as defined in Section 5) terminate as to such shares (which shall be not less than 20 days after the date such notice is given), shall be given by first class mail, postage prepaid, or by telecopy, facsimile or recognized overnight courier, not less than 30 nor more than 60 days prior to the payment date stated therein, to the then holders of record of Series A Preferred Stock and Common Stock, such Notice to be addressed to each such holder at its address as shown on the records of the Corporation.

7. REDEMPTION RIGHTS.

        (a) The Corporation shall have the right at any time after March 1, 2002 to redeem, out of funds legally available therefore, any outstanding shares of Series A Preferred Stock, in whole or in part, for a redemption price equal to the Liquidation Preference per share of the Series A Preferred Stock (calculated as if the corporation liquidated on the date of redemption).

        (b) In the event that fewer than all the outstanding Series A Preferred Stock are to be redeemed, except as otherwise provided by law, the number of shares to be redeemed shall be determined by the Board and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board or by any other method as may be determined by the Board in its sole discretion to be equitable.

        (c) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state:

                (i) the redemption date;

                (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

                (iii) the redemption price; and

                (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

        (d) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), the redeemed shares of Series A Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        (e) Any shares of Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

        FIFTH: The name and mailing address of the Incorporator are:

                  Donald T. Locke
                  434 Fayetteville Street
                  Suite 600
                  Raleigh, North Carolina 27601

        SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                (i) to adopt, amend or repeal the By-Laws of the Corporation in such manner and subject to such limitations, if any, as shall be set forth in the By-Laws;

                (ii) to allot and authorize the issuance of the authorized but unissued shares of the Corporation, including the declaration of dividends payable in shares of any class to stockholders of any class; and

                (iii) to exercise all of the powers of the Corporation, insofar as the same may lawfully be vested by this certificate in the Board of Directors.

        SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided, however, that to the extent required by the provisions of
Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director

                (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

                (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                (iii) under Section 174 of the DGCL or any successor statute;

                (iv) for any transaction from which the director derived an improper personal benefit, or

                (v) for any act or omission occurring prior to the date when this Article Seventh becomes effective.

        If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing as of the time of such repeal or modification.

        EIGHTH: (a) INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including settlement) reasonably incurred or suffered by such person in connection with such service; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by him only if such proceeding was authorized by the Board of Directors, either generally or in the specific instance. The right to indemnification shall include the advancement of expenses incurred in defending any such proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board of Directors; provided, however, that if the DGCL so requires, the director, officer or employee shall deliver to the Corporation an undertaking to repay all amounts so advanced if it shall ultimately be determined that he is not entitled to be indemnified under this Article Eighth or otherwise.

               (b) NONEXCLUSIVITY. The rights of indemnification provided in this Article Eighth shall be in addition to any rights to which any person may otherwise be entitled by law or under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall continue as to any person who has ceased to be a director, officer or employee and shall inure to the benefit of his heirs, executors and administrators, and shall be applied to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

               (c) INSURANCE. The Corporation may purchase and maintain insurance to protect any persons against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article Eighth or otherwise. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

        IN WITNESS WHEREOF, I have hereunto set my hand this __ day of January, 2005.

                                                    /s/ Donald T. Locke
                                                    ----------------------
                                                    Donald T. Locke
                                                    Incorporator

                                                                      APPENDIX D

                                     BY-LAWS

                                       OF

                                  SUMMUS, INC.

                                    ARTICLE I
                                     OFFICES

         Section 1.1. REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said State of such corporation or the individual acting as the Corporation's registered agent in Delaware.

         Section 1.2. OTHER OFFICES. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 2.1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors shall be held at such time on such day, other than a legal holiday, as the Board of Directors in each such year determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect, by a plurality vote, the Board of Directors and transact such other business as may properly come before the meeting.

         Section 2.3. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

         Section 2.4. NOTICE OF MEETINGS. Written notice of every meeting of stockholders, stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, Secretary, or the persons calling the meeting, to each stockholder of record enti tled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Nothing herein contained shall preclude the stockholders from waiving notice as provided in Section 4.1 hereof.

         Section 2.5. QUORUM. The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in Section 4.1 hereof.

         Section 2.6. VOTING. At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation.

         Section 2.7. PROXIES. Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.

         Section 2.8. CONSENTS. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of statute, the Certificate of Incorporation or these By-Laws, the meeting, prior notice thereof and vote of stockholders may be dispensed with if the holders of shares having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such matter by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders.

         Section 2.9. STOCK RECORDS. The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1. NUMBER. The number of directors of the Corporation which shall constitute the entire Board of Directors shall initially be fixed by the Incorporator and thereafter from time to time by a vote of a majority of the entire Board and shall be not less than one nor more than fifteen.

         Section 3.2. RESIGNATION AND REMOVAL. Any director may resign at any time upon notice of resignation to the Corporation. Any director may be removed at any time by vote of the stockholders then entitled to vote for the election of directors at a special meeting called for that purpose, either with or without cause.

         Section 3.3. NEWLY CREATED DIRECTORSHIP AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office. Any director elected to fill a vacancy shall be elected until the next meeting of stockholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified.

         Section 3.4. POWERS AND DUTIES. Subject to the applicable provisions of law, these By-Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

         Section 3.5. PLACE OF MEETINGS. All meetings of the Board of Directors may be held either within or without the State of Delaware.

         Section 3.6. ANNUAL MEETINGS. An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors.

        Section 3.7. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board.

         Section 3.8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by a majority of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.9. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each director at his residence or usual place of business. If notice of less than three (3) days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4.1 hereof.

         Section 3.10. QUORUM AND VOTING. At all meetings of the Board of Directors, a majority of the entire Board shall be necessary to, and shall constitute a quorum for, the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, by these By-Laws, or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

         Section 3.11. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

         Section 3.12. BOOKS AND RECORDS. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

         Section 3.13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

         Section 3.14. TELEPHONE PARTICIPATION. Any one or more members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 3.15. COMMITTEES OF THE BOARD. The Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each consisting of one or more directors. The Board may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters.

                                   ARTICLE IV
                                     WAIVER

         Section 4.1. WAIVER. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him or her, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                    ARTICLE V
                                    OFFICERS

         Section 5.1. EXECUTIVE OFFICERS. The officers of the Corporation shall be a President or Chief Executive Officer, a Secretary and a Treasurer. Any person may hold two or more of such offices. The officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected.

         Section 5.2. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents, including Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.

         Section 5.3. AUTHORITIES AND DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

         Section 5.4. TENURE AND REMOVAL. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

         Section 5.5. VACANCIES. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

        Section 5.6. COMPENSATION. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

         Section 5.7. PRESIDENT; CHIEF EXECUTIVE OFFICER. The President or Chief Executive Officer shall have general charge of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall preside at all meetings of the stockholders and directors. The President or Chief Executive Officer shall perform such other duties as are properly required by him or her by the Board of Directors.

         Section 5.8. VICE PRESIDENT. Each Vice President, if any, shall perform such duties as may from time to time be assigned to him by the Board of Directors.

         Section 5.9. SECRETARY. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; the Secretary shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; the Secretary shall be the custodian of the records and of the corporate seal or seals of the Corporation; the Secretary shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by the Secretary's signature; and in general, the Secretary shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

         Section 5.10. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; the Treasurer shall render to the President or Chief Executive Officer and to each member of the Board of Directors, whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and in general, the Treasurer shall perform all of the duties incident to the office of the Treasurer of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

          Section 5.11. OTHER OFFICERS. The Board of Directors may also elect or may delegate to the President or Chief Executive Officer the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the President or the Chief Executive Officer, if he or she shall have appointed them, may from time to time prescribe.

                                   ARTICLE VI
           PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

         Section 6.1. FORM AND SIGNATURE. The shares of the Corporation shall be represented by a certificate signed by the Chairman of the Board or President or Chief Executive Officer or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. Each certificate representing shares issued by the Corporation (after the effective date of the Corporation's reincorporation) shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.

         Section 6.2. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

         Section 6.3. TRANSFER OF STOCK. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

         Section 6.4. LOST CERTIFICATES, ETC. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of such lost, mutilated, stolen or destroyed certificate, or such owner's legal representatives, to make an affidavit of the fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 6.5. RECORD DATE. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

         Section 6.6. REGULATIONS. Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 7.1. DIVIDENDS AND DISTRIBUTIONS. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.

         Section 7.2. CHECKS, ETC. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

         Section 7.3. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 7.4. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 7.5. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                  ARTICLE VIII

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

         Section 8.1. INDEMNIFICATION BY CORPORATION. To the extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) the Corporation shall indemnify any person against any and all judgments, fines, and amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that such person, such person's testator or intestate is or was a director or officer of the Corporation or of any other corporation of any type or kind, domestic or foreign, which such person served in any capacity at the request of the Corporation. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at such person's request be paid by the Corporation in advance of the final disposition of such action or proceeding.

                                   ARTICLE IX
                             ADOPTION AND AMENDMENTS

         Section 9.1. POWER TO AMEND. These By-Laws may be amended or repealed and any new By-Laws may be adopted by the Board of Directors; provided that these By-Laws and any other By-Laws amended or adopted by the Board of Directors may be amended, may be reinstated, and new By-Laws may be adopted, by the stockholders of the Corporation entitled to vote at the time for the election of directors.